UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 20, 2024

Date of Report (Date of earliest event reported)

Truist Financial Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

214 North Tryon Street Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange

Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange

5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange

Depositary shares each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange

Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2024, Truist Bank, a North Carolina-chartered state nonmember bank (“Truist”) and wholly owned subsidiary of Truist Financial Corporation (the “Company”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) by and among Truist, Trident Butterfly Investor, Inc., a Delaware corporation (“Buyer Entity 1”), Panther Blocker I, Inc., a Delaware corporation (“Buyer Entity 2”), Panther Blocker II, Inc., a Delaware corporation (together with Buyer Entity 1 and Buyer Entity 2, the “Buyer Entities”), Truist TIH Holdings, Inc., a Delaware corporation (“Truist Holdings”), Truist TIH Partners, Inc., a Delaware corporation (“Truist Partners”), TIH Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”), TIH Management Holdings II, LLC, a Delaware limited liability company (“Management Holdings II”), and Truist Insurance Holdings, LLC, a Delaware limited liability company (“Truist Insurance”), pursuant to which Truist will sell its remaining equity interests in Truist Insurance (the “Transaction”) to an investor group led by Stone Point Capital LLC, Clayton, Dubilier & Rice, LLC and Mubadala Investment Company for a purchase price that implies an enterprise value for Truist Insurance of $15.5 billion, and is expected to result in cash proceeds to Truist of approximately $10.1 billion, reflecting certain adjustments for, and subject to further adjustments for, cash, debt and debt-like items, working capital, transaction expenses and other matters.

The obligation of the parties to consummate the closing (the “Closing”) is subject to the satisfaction or waiver of customary conditions, including, among other things, the receipt of applicable regulatory approvals and the expiration or termination of applicable waiting periods. The Purchase Agreement contains certain termination rights for each of Truist and the Buyer Parties, including the right of each party to terminate the Purchase Agreement if the Closing has not been consummated by August 20, 2024 (subject to automatic extension until November 20, 2024, in the event that on August 20, 2024 all conditions have been satisfied other than the regulatory conditions). The Purchase Agreement provides for the payment by the Buyer Parties to Truist of a termination fee in the amount of $700 million if the Purchase Agreement is terminated in certain circumstances described in the Purchase Agreement, including if Truist terminates the Purchase Agreement in the event that the Buyer Parties do not consummate the Closing when they are required to do so.

The Purchase Agreement contains customary representations and warranties by each party. The parties have also agreed to various customary covenants and agreements relating to the Transaction. Among other things, prior to the consummation of the Transaction, Truist will be subject to certain business conduct restrictions with respect to its operation of Truist Insurance.

Truist has agreed to indemnify the Buyer Parties for certain liabilities retained by Truist, and the Buyer Parties have agreed to indemnify Truist for liabilities relating to the business conducted by Truist Insurance, in each case as described in the Purchase Agreement.

Truist and the Buyer Parties have agreed to enter into related agreements ancillary to the transaction that will become effective upon the consummation of the transaction, including (i) a customary transition services agreement, (ii) a relationship marketing agreement pursuant to which Truist and Truist Insurance will agree to provide co-marketing materials and, as may be needed, business services, to the other party’s clients, (iii) one or more agreements pursuant to which Truist Insurance will continue to serve as the Company’s broker of record for the property and casualty insurance coverage for the Company, and (iv) one or more agreements pursuant to which Truist Insurance will continue to serve as the provider of employee benefits coverages for the Company and its subsidiaries (including an extension of the Company’s LifeForce premium reduction program and its flexible benefits and COBRA services).

The foregoing description of the Purchase Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Truist, any of the other parties to the Purchase Agreement or the businesses or operations of Truist Insurance. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement.

Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts and were made only as of the date of the Purchase Agreement (or such other date or dates as may be specified in the Purchase Agreement). Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about Truist, any of the parties to the Purchase Agreement or the businesses or operations of Truist Insurance.

Forward Looking Statements

This Current Report on Form 8-K, including any information incorporated by reference in this report, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” In particular, forward-looking statements include, but are not limited to, statements we make about the expected cash proceeds to be received by Truist in connection with the Transaction. Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include the risks and uncertainties more fully discussed in Part I, Item 1A (Risk Factors) in Truist’s most recently filed Annual Report on Form 10-K and in Truist’s subsequent filings with the Securities and Exchange Commission: Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On February 20, 2024, the Company issued a press release announcing the Transaction and will host a conference call and a webcast at 8:00 a.m on such date to discuss the Transaction. Copies of the press release and the presentation to be discussed during the conference call and webcast are attached as Exhibits 99.1 and 99.2, respectively, and each such document is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit

2.1	Equity Interest Purchase Agreement, dated as of February 20, 2024, by and among Trident Butterfly Investor, Inc., Panther Blocker I, Inc., Panther Blocker II, Inc., Truist Bank, Truist TIH Holdings, Inc., Truist TIH Partners, Inc., TIH Management Holdings, LLC, TIH Management Holdings II, LLC and Truist Insurance Holdings, LLC*

99.1	Press Release by Truist Financial Corporation dated February 20, 2024

99.2	Investor Presentation dated February 20, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
	Name:	Cynthia B. Powell
	Title:	Executive Vice President and
Corporate Controller

Date: February 20, 2024